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Exhibit 4.4

SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE, dated as of November 19, 2003 (the "Supplemental Indenture"), among NORTH AMERICAN VAN LINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), the Note Guarantors (as defined in the Indenture) and U.S. BANK NATIONAL ASSOCATION, successor in interest to State Street Bank and Trust Company (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company, the Note Guarantors and the Trustee are party to an Indenture, dated as of November 19, 1999 (as amended and supplemented to the date hereof, the "Indenture") pursuant to which an aggregate principal amount of $150,000,000 of 13 3/8% Senior Subordinated Notes due 2009 (the "Securities") were issued;

        WHEREAS, the Company and the Note Guarantors desire to execute and deliver an amendment to the Indenture for the purposes of eliminating and amending certain of the principal restrictive covenants and certain other provisions contained in the Indenture;

        WHEREAS, the Company has caused to be delivered to the Holders of the Securities an Offer to Purchase and Consent Solicitation Statement, dated October 20, 2003 (as the same may be amended from time to time, the "Statement") and the related Consent and Letter of Transmittal, pursuant to which the Company has (i) offered to purchase for cash any and all of the outstanding Securities (such offer on the terms set forth in the Statement and such Consent and Letter of Transmittal, the "Offer") and (ii) solicited consents to the adoption of amendments to the Indenture, as further described herein;

        WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, the Note Guarantors and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities (the "Requisite Holders");

        WHEREAS, the Company has received the written consents of the Requisite Holders to the amendments to the Indenture set forth in this Supplemental Indenture;

        WHEREAS, the Company, the Trustee and the Note Guarantors desire to enter into, execute and deliver this Supplemental Indenture in compliance with the provisions of the Indenture; and

        WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Trustee and the Note Guarantors mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

        1.     Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        (b)   For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

        2.     Amendment of Certain Provisions of Indenture. The Indenture is hereby amended to provide that, effective upon the deposit with Global Bondholder Services Corporation, as Depositary for the

Offer, of an amount sufficient to purchase all Securities validly tendered and accepted pursuant to the Offer (the "Deposit"), or upon the purchase by the Company of all such Securities (the "Purchase"):

          2.1.  Elimination of Definitions. Each definition set forth in Section 1.01 of the Indenture of any capitalized term that (i) is not used in any provision of the Indenture other than the provisions listed in Section 2.2 below (such definitions, collectively, the "Exclusive Definitions"), and/or (ii) is not used in any provision of the Indenture other than in the Exclusive Definitions, is deleted in its entirety.

          2.2.  Elimination of Provisions. The text of and introductory heading to each Section of the Indenture listed below (excluding the Section number at the beginning of each such Section) are deleted in their entirety and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to such Sections are deleted in their entirety:

            (i)    Section 4.04 (entitled "SEC Reports");

            (ii)   Section 4.06 (entitled "Limitation on Indebtedness");

            (iii)  Section 4.07 (entitled "Limitation on Layering");

            (iv)  Section 4.08 (entitled "Limitation on Restricted Payments");

            (i)    Section 4.09 (entitled "Limitation on Restrictions on Distributions from Restricted Subsidiaries");

            (ii)   Section 4.10 (entitled "Limitation on Sales of Assets and Subsidiary Stock");

            (iii)  Section 4.11 (entitled "Limitation on Transactions with Affiliates");

            (iv)  Section 4.12 (entitled "Limitation on Liens"); and

            (v)   Section 4.13 (entitled "Future Note Guarantors");

            (vi)  Section 4.14 (entitled "Purchase of Notes Upon a Change of Control").

          2.3.  Amendment to Article Five. The text of Section 5.01 (entitled "When Company May Merge, etc."), excluding the Section number and introductory heading at the beginning of such Section, is amended in its entirety to read as follows:

        "The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee."

          2.4.  Amendment to Article Six. The text of Section 6.01 (entitled "Events of Default"), excluding the Section number and introductory heading at the beginning of such Section, is amended in its entirety to read as follows:

        "An "Event of Default" occurs if:

              (1)   the Company defaults in any payment of interest on any Note when due, whether or not such payment shall be prohibited by Article 14, and such default continues for a period of 30 days;

              (2)   the Company defaults in the payment of the principal of any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required

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      purchase, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 14;

              (3)   the Company fails to comply with Article 5 and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

              (4)   [Intentionally omitted];

              (5)   the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2) and (3) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 6.01;

              (6)   any Note Guarantor fails to comply with its obligations under any Note Guarantee and such failure continues for 45 days after the notice specified in the penultimate paragraph of this Section 6.01;

              (7)   [intentionally omitted];

              (8)   the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (H)  commences a voluntary case;

                (A)  consents to the entry of an order for relief against it in an involuntary case;

                (B)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (C)  makes a general assignment for the benefit of its creditors;

              (9)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A)  is for relief against the Company or any Significant Subsidiary in an involuntary case;

                (B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                (C)  orders the winding up or liquidation of the Company or any Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 days;

              (10) [intentionally omitted]; or

              (11) any Note Guarantee by a Note Guarantor that is a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or any Note Guarantor denies or disaffirms in writing its obligations under its Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee of this Indenture), if such Default continues for 10 days; or

              (12) Holding fails to consummate the Holding Stock Issuance on or before December 31, 1999.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any court or any order, rule or regulation of any administrative or governmental body.

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            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (3), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". When a Default or an Event of Default is cured, it ceases.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time would become an event of Default under Clause (3), (5) or (6), its status and what action the Company is taking or proposes to take with respect thereto."

        3.     Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

        4.     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        5.     Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

        6.     Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

        7.     Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        8.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9.     Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

        10.   Operative Time. Notwithstanding the execution of this Supplemental Indenture on the date hereof, the amendments set forth in Section 2 of this Supplemental Indenture shall not become operative unless and until the Company accepts Notes for purchase pursuant to the Offer (the date and time of such acceptance being referred to herein as the "Operative Time"). At the Operative Time, the amendments to the Indenture effected hereby shall be deemed fully operative without any further notice or action on the part of the Company, the Note Guarantors, the Trustee, any Holder or any other Person.

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SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

NORTH AMERICAN VAN LINES, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

FLEET INSURANCE MANAGEMENT, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

FRONTRUNNER WORLDWIDE, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

NACAL, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

SIRVA FREIGHT FORWARDING, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

NORTH AMERICAN LOGISTICS, LTD.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

NORTH AMERICAN VAN LINES OF TEXAS, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

GREAT FALLS NORTH AMERICAN, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

VANGUARD INSURANCE AGENCY, INC.
By: Name: Title:	/s/ ROBERT J. HENRY Robert J. Henry Secretary

ALLIED FREIGHT FORWARDING, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

A RELOCATION SOLUTIONS MANAGEMENT COMPANY
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

ALLIED INTERNATIONAL N.A., INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

ALLIED VAN LINES TERMINAL COMPANY
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

ALLIED VAN LINES, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

ALLIED TRANSPORTATION FORWARDING, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

FEDERAL TRAFFIC SERVICE, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

GLOBAL VAN LINES, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

MERIDIAN MOBILITY RESOURCES, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

NATIONAL ASSOCIATION OF INDEPENDENT TRUCKERS, LLC
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

SIRVA GLOBAL RELOCATION, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

SIRVA IMAGING SOLUTIONS, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

SIRVA RELOCATION LLC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

SIRVA TITLE AGENCY, INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

STOREVERYTHING., INC.
By: Name: Title:	/s/ RALPH A. FORD Ralph A. Ford Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: Name: Title:	/s/ EARL W. DENNISON, JR. Earl W. Dennison, Jr. Vice President

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  Exhibit 4.4
SUPPLEMENTAL INDENTURE
W I T N E S S E T H
SIGNATURES